                                                                                                       EXHIBIT 99.3

                                         INSTRUCTIONS TO REGISTERED HOLDER
                                  AND/OR BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                                               FROM BENEFICIAL OWNER

                                                        of

                                            O'SULLIVAN INDUSTRIES, INC.

                                       10.63% SENIOR SECURED NOTES DUE 2008

     To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The  undersigned   hereby   acknowledges   receipt  of  the  Prospectus,   dated  ,  2003  (the  "Prospectus")
of  O'Sullivan  Industries,  Inc.,  a  Delaware  corporation  (the  "Company"),  and  the  accompanying  Letter  of
Transmittal (the "Letter of  Transmittal"),  that together  constitute the Company's offer (the "Exchange  Offer").
Capitalized  terms used but not defined  herein have the  meanings  ascribed to them in the  Prospectus  and/or the
Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry  transfer facility  participant,  as to action to be taken by you relating to the Exchange  Offer with respect to the 10.63%  Senior  Secured  Notes due 2008 (the
"Existing Notes") held by you for the account of the undersigned.

     The aggregate  face amount of the Existing  Notes held by you for the account of the  undersigned  is (FILL IN
AMOUNT):

     $                    of the 10.63% Senior Secured Notes due 2008

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

?        TO TENDER the following Existing Notes held by you for the account of the undersigned (INSERT PRINCIPAL
         AMOUNT AT MATURITY OF EXISTING NOTES TO BE TENDERED, IF ANY):

         $

?        NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

     If the  undersigned  instructs  you  to  tender  the  Existing  Notes  held  by you  for  the  account  of the undersigned,  it is  understood  that you are  authorized  (a) to  make,  on  behalf  of the  undersigned  (and the undersigned,  by its signature  below,  hereby makes to you), the  representation  and warranties  contained in the
Letter of  Transmittal  that are to be made with respect to the  undersigned as a beneficial  owner,  including but not  limited  to  the  representations  that  (i) the  undersigned's  principal  residence  is in  the  state  of
                    (FILL IN STATE), (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business  of the  undersigned,  (iii) the  undersigned  is not  participating,  does  not  participate,  and has no arrangement or  understanding  with any person to participate in the  distribution of the Exchange Notes,  (iv) the undersigned  acknowledges  that any person  participating in the Exchange Offer for the purpose of distributing the
Exchange Notes must comply with the  registration  and prospectus  delivery  requirements  of the Securities Act of
1933, as amended (the "Act") in connection  with a secondary  resale  transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the  Securities  and Exchange  Commission  set forth in no-action  letters that are discussed in the section of the Prospectus  entitled "The Exchange  Offer," and (v) the undersigned is not an  "affiliate,"  as defined in Rule 405 under the Act, of the Company;  (b) to agree, on behalf of the  undersigned,  as set forth in the Letter of  Transmittal;  and (c) to take such other  action as  necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Existing Notes.

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date: